Exhibit 99.1
CROWN CRAFTS, INC. OTC: CRWS September 2006 This release contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations, projections, estimates and assumptions. Words such as "expects," "believes," "anticipates" and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company's products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company's customers, the Company's dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company's business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company's dependence upon licenses from third parties. Reference is also made to the Company's periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company's results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Corporate Profile One of the largest U.S. providers of infant bedding, bibs, soft goods and accessories Products are marketed as branded and unbranded merchandise Produces luxury hand-woven throws Top-tier U.S. license and retail relationships Successful financial restructuring in 2001 returned the Company to profitability Successful debt and capital restructuring in 2006 lowered the Company's debt and cost of capital substantially; extinguishment of warrants right-sized the capital structure of the Company

Current licenses

Dominant Retail Distribution

Senior Management Team E. Randall Chestnut President, Chief Executive Officer and Chairman of the Board Amy Vidrine Samson Vice President and Chief Financial Officer Nanci Freeman President and Chief Executive Officer, Crown Crafts Infant Products, Inc. Olivia Elliott Secretary, Treasurer, Investor Relations

2001 Restructuring Highlights Restructuring completed July 2001 Company had lost $114 million in 3 years Reduced debt from $83 million to $40 million Sold faltering business segments Consolidated operations and focused on profitability Returned to profitability at end of Fiscal 2002 despite a difficult economy; have maintained profitability since

2006 Restructuring Highlights Restructuring completed July 2006 Reduced debt from $24 million to $13 million Reduced interest rate from 11.65% to prime less 1% Extinguished warrants and shares issuable to management, which together represented 70% of the Company's diluted equity Reduced shares issued or issuable from 36 million diluted shares to 10 million diluted shares Company recorded approximate pre-tax gain of $4 million

A Growing Market Based on data from the National Center for Health Statistics Target Consumers Expectant Mothers - predominantly first births Parents & Grandparents Gift-givers Target Market Trends By 2020, the birth rate is expected to be 4.5 million, exceeding the 4.3 million births recorded at the height of the baby boom in 1957. First births represent approximately 40% of all births. Births represent significant purchasing events regardless of economic conditions or household income

The Changing Consumer Based on data from the National Center for Health Statistics The number of women age 30+ having their first child has quadrupled since 1970. Older, better-educated moms demand more product information and will pay more for quality products. High quality products and name brands are an important part of this generation's lifestyle. Age of Mother as a % of Total Births Teen 12% 20 - 24 years old 25% 25 - 29 years old 27% 30 - 34 years old 23% 35 - 39 years old 11% 40+ years old 2%

Crown Crafts Infant Products Crown Crafts Infant Products is a leading manufacturer of infant bedding, blankets, and accessories to mass and specialty markets. Crown Crafts Infant Products resulted from a 1999 merger between Red Calliope and Noel Joanna (NoJo), two pioneers in the infant products industry. Crown Crafts Infant Products has become the premier supplier of nursery decor and accessories producing innovative, cutting-edge products for every relevant channel of distribution and enjoying strong product sales in all key accounts in the country. One of the primary strengths of Crown Crafts Infant Products is an extensive brand and license portfolio.

HAMCO HAMCO is a leading designer, producer and marketer of infant bib and bath products, and is very proud of it's large share of the bib market. Founded in 1984 and acquired by Crown Crafts, Inc. in 1997, HAMCO is known for its extensive proprietary design expertise. In 1998, Pinky Baby Products, predominately a manufacturer of screen print bibs, was merged into HAMCO to compliment HAMCO's existing product line and provide the foundation for HAMCO to dominate the bib market. Commitment to excellence in quality, customer service and competitive pricing is the hallmark of distinction for HAMCO.

Churchill Weavers Founded in 1922, Churchill Weavers is now one of America's most respected hand-woven product producers. Customers include major department stores, specialty shops and designer showrooms. Products include adult throws, adult scarves and infant blankets that are focused on upscale markets.

Strengths of our Company Sourcing expertise and experience Crown Crafts, Inc. takes full advantage of shifts in the global economy. We currently source from countries including China, Thailand, India, Indonesia and the US. Crown Crafts, Inc. has developed strong relationships with many manufacturers and contractors to bring the industry's very best quality, pricing and speed to the market. Retail relationships Creative product development and design Licensing experience and relationships

Building Our Future Business Build awareness of our brands Review brand portfolio and balance types of licenses among lifestyle, character and niche opportunities Develop new license opportunities Continued focus on trend-setting designs utilizing trend research, trade show and market data Expand global sourcing to gain competitive edge in marketplace Expand channels of distribution

Growth Strategy Stage 1 - Restructuring of Company Reduce debt, sell faltering businesses, repair corporate operations Complete u Stage 2 - Operate a conservative business Manage cash flow Return to profitability Reduce inventory Complete u Stage 3 - Expand Product Categories Introduction of nursery accessories Develop new licenses and products In progress today Stage 4 - Strategic Acquisitions Return shareholder value and grow through accretive integration Planned for the future

Financial Highlights

Recent Financial Highlights Completed debt and capital restructuring resulting in debt reduction from $24 million to $13 million plus extinguishment of warrants Recorded a $4.2 million deferred tax asset in March 2006 Reduced operating costs and corporate overhead Lowered interest rates as a result of debt restructuring in July 2006 Combined distribution centers; closed Louisiana center in August 2005 Consolidated financial functions by absorption of California finance department into Louisiana finance department in August 2005 Maintained appropriate inventory levels

Operating Highlights
(in thousands, except per share data) For the fiscal quarter ended For the fiscal year ended July 2, 2006 July 3, 200 A pril 2, 2006 April 3, 200 Net sales $16,164 $13,65 $ 72,62 $83,908
Gross profit 4,580 2,96 17,08 17,025
Net income before taxes 1,526 (261) 3,99 2,54
Net income 911 (269) 7,96 2,43
Weighted average shares outstanding - Basic 9,506 9,506 9,506 9,50
- Diluted 22,137 9,506 21,72 21,945
Basic net income per common share $0.10 $(0.03) $ 0.84 $0.26
Diluted net income per common share $0.04 $(0.03) $ 0.37 $0.11
Return on equity 36.9% 11.5% 34.7% 12.6% September 2006 18

EBITDA (in thousands, except per share data) (in thousands, except per share data) (in thousands, except per share data)

Diluted Earnings per Share

Long-term debt (In millions) $47.7 $39.8 $33.8 $31.4 $28.9 $23.9 $24.1 $12.6 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Jul 01 Mar 02 Mar 03 Mar 04 Mar 05 Mar 06 Jun 06 Jul 06

Investment Summary Debt and capital restructuring right-sized the Company's debt and allowed the Company to build shareholder value and operating profits. Crown Crafts is now a focused, profitable consumer products company operating primarily in the growing infant and juvenile soft goods markets. The Company's market value is 4 times its EBITDA performance. Crown Crafts is able to engage in organic and strategic growth initiatives going forward.